As filed with the Securities and Exchange Commission on February 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Provention Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-5245912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Broad Street, 2nd Floor

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Provention Bio, Inc. 2017 Equity Incentive Plan

(Full title of the plan)

Ashleigh Palmer

Chief Executive Officer

Provention Bio, Inc.

55 Broad Street, 2nd Floor

Red Bank, New Jersey 07701

(908) 336-0360

(Name, address and telephone number, including area code, of agent for service)

with copies to:

Christopher Comeau

Thomas J. Danielski

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.0001 par value	2,270,353	(3)	$13.63	$30,944,911.39	$3,376.09

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes any additional shares of the registrant’s common stock that may be issued pursuant to anti-dilution provisions contained in the Amended and Restated Provention Bio, Inc. 2017 Equity Incentive Plan (the “2017 Plan”).

(2)	Pursuant to Rules 457(c) and 457(h) under the Securities Act, the registration fee was computed on the basis of the average of the high and low prices of the registrant’s common stock on the Nasdaq Global Select Market on February 25, 2021.

(3)	Represents 2,270,353 shares of the registrant’s common stock that were automatically added to the shares authorized for issuance under the 2017 Plan on January 1, 2021 pursuant to an “evergreen” provision contained in the 2017 Plan. The “evergreen” provision provides that on each January 1st from January 1, 2019 through January 1, 2028, the number of shares of common stock available for issuance under the 2017 Plan will automatically increase annually in an amount equal to the lesser of (i) the difference between (x) eighteen percent (18%) of the total number of shares of common stock outstanding, on a fully diluted basis, on December 31st of the preceding calendar year, and (y) the total number of shares of common stock reserved under the 2017 Plan on December 31st of such preceding calendar year and (ii) the number of shares determined by the registrant’s board of directors.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 2,270,353 shares of the registrant’s common stock for issuance under the Amended and Restated Provention Bio, Inc. 2017 Equity Incentive Plan. Pursuant to General Instruction E to Form S-8, the registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-226814) filed with the Securities and Exchange Commission on August 13, 2018, its Registration Statement on Form S-8 (File No. 333-230400) filed with the Securities and Exchange Commission on March 19, 2019 and its Registration Statement on Form S-8 (File No. 333-237113) filed with the Securities and Exchange Commission on March 12, 2020.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Provention Bio, Inc. (incorporated by reference to Exhibit 3.1 the registrant’s Form 8-K filed with the Securities and Exchange Commission on July 19, 2018)
4.2	Amended and Restated Bylaws of Provention Bio, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the Securities and Exchange Commission on May 20, 2020)
4.3	Amended and Restated Provention Bio, Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 to the registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on August 13, 2018)
4.4	Form of Stock Option Award under 2017 Provention Bio, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission on May 9, 2018)
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of EisnerAmper LLP
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on February 26, 2021.

Provention Bio, Inc.

By:	/s/ Ashleigh Palmer
Ashleigh Palmer
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ashleigh Palmer, Andrew Drechsler and Heidy King-Jones, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ashleigh Palmer	Chief Executive Officer and Director	February 26, 2021
Ashleigh Palmer	(Principal Executive Officer)

/s/ Andrew Drechsler	Chief Financial Officer (Principal	February 26, 2021
Andrew Drechsler	Financial and Accounting Officer)

/s/ Jeffrey Bluestone, PhD	Director	February 26, 2021
Jeffrey Bluestone, PhD

/s/ Avery Catlin	Director	February 26, 2021
Avery Catlin

/s/ Sean Doherty	Director	February 26, 2021
Sean Doherty

/s/ John Jenkins, MD	Director	February 26, 2021
John Jenkins, MD

/s/ Wayne Pisano	Director	February 26, 2021
Wayne Pisano

/s/ Nancy Wysenski	Director	February 26, 2021
Nancy Wysenski